 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2003. POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 033-52797
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------



                                KMART CORPORATION
             (Exact name of registrant as specified in its charter)



                MICHIGAN                                 38-0729500
       (State of incorporation)             (I.R.S. employer identification no.)
       ------------------------             ------------------------------------



                            3100 WEST BIG BEAVER ROAD
                              TROY, MICHIGAN 48084
                              --------------------
               (Address of principal executive offices) (Zip code)



                              EMPLOYEE SAVINGS PLAN
                             ----------------------
                            (Full title of the Plan)



                             HAROLD W. LUEKEN, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                KMART CORPORATION
                            3100 WEST BIG BEAVER ROAD
                              TROY, MICHIGAN 48084
                                 (248) 463-1000
                                 --------------
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                             David J. Friedman, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                 4 Times Square
                            New York, New York 10036

                                EXPLANATORY NOTE
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

         Kmart Corporation, a Michigan corporation (the "Company"), filed with the Securities and Exchange Commission a registration statement (the "Registration Statement") on Form S-8 (File No. 033-52797) to register 7,468,564 shares of common stock, par value $1.00 per share (the "Kmart Corporation Common Stock"), issuable pursuant to the Employee Savings Plan (the "Savings Plan"). This Registration Statement also included shares previously registered pursuant to registration statement No. 033-6578.

         On January 22, 2002, the Company and 37 of its U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois Eastern Division (the "Court") (Case No. 02-B02474). In light of the Company's having sought protection under Chapter 11, the Company amended the Savings Plan, effective as of February 19, 2002, to (i) reflect the actions taken as of January 22, 2002, to eliminate the Company's right to invest additional employer matching contributions under the Savings Plan in Kmart Corporation Common Stock; and (ii) eliminate the right of employees to invest additional contributions under the Savings Plan in Kmart Corporation Common Stock. On May 6, 2003, the Company emerged from Chapter 11 and pursuant to the plan of reorganization approved by the Court, all then outstanding shares of Kmart Corporation Common Stock were cancelled. As a result, no shares of Kmart Corporation Common Stock have been or continue to be held pursuant to the Savings Plan and no such shares are being offered for sale.

         In accordance with Rule 478 promulgated under the Securities Act of 1933, as amended (the "Act"), and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, the Company is filing this Post-Effective Amendment No. 1 to Form S-8 to remove from registration all shares of Kmart Corporation Common Stock that were included in the Registration Statement but which were not previously sold in accordance with the terms of the Savings Plan.




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




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 27th day of June, 2003.


                            KMART CORPORATION


                                   /s/ Julian C. Day
                            Name:  Julian C. Day
                            Title: President and Chief Executive
                                    Officer


            KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Julian C. Day, Harold W. Lueken and James E. Defebaugh IV, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Exchange Act of 1934 (the "Exchange Act") and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in connection with this Post- Effective Amendment to Form S-8 and any and all amendments hereto, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Exchange Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Julian C. Day                   June 27, 2003          /s/ James F. Gooch          June 27, 2003
Julian C. Day                                              James F. Gooch
Director                                                   Director
President and Chief Executive                              Vice President and
Officer                                                    Treasurer  (Co-Principal
                                                           Financial Officer)


/s/ David R. Marsico                June 27, 2003          /s/ Richard J. Noechel      June 27, 2003
David R. Marsico                                           Richard J. Noechel
Director                                                   Vice President and
                                                           Controller
                                                           (Principal Accounting
                                                           Officer and Co-Principal
                                                           Financial Officer)






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







THE PLAN: Pursuant to the requirements of the Securities Act of 1933, Kmart Corporation, as administrator under the Kmart Corporation Retirement Savings Plan A has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy, State of Michigan, on June 27, 2003.

                                       KMART CORPORATION RETIREMENT
                                       SAVINGS PLAN  A

                                       By:  KMART CORPORATION

                                            By:   /s/ Harold W. Lueken
                                            Name: Harold W. Lueken
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary



THE PLAN: Pursuant to the requirements of the Securities Act of 1933, Kmart Corporation, as administrator under the Kmart Corporation Retirement Savings Plan B has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy, State of Michigan, on June 27, 2003.

                                       KMART CORPORATION RETIREMENT
                                       SAVINGS PLAN  B

                                       By:  KMART CORPORATION

                                            By:   /s/ Harold W. Lueken
                                            Name: Harold W. Lueken
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary





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